SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934


                   Date of Report - September 8, 1995
                    (Date of earliest event reported)


                           Questar Corporation
           (Exact name of registrant as specified in charter)



     STATE OF UTAH                 1-8796            87-0407509
(State or other juris-         (Commission        (I.R.S. Employer
diction of incorporation        File No.)        Identification No.)
   or organization)




P.O. Box 45433, 180 East First South Street, Salt Lake City, Utah 84145-0433
                (Address of principal executive offices)


    Registrant's telephone number, including area code (801) 534-5000




                             Not Applicable
     (Former name or former address, if changed since last report.)

                                FORM 8-K
                             CURRENT REPORT
Item 5.  Other Events.
      On September 8, 1995, Questar Pipeline Company (Questar Pipeline), a wholly owned subsidiary of Questar Corporation, signed a Stock Purchase Agreement to purchase Kern River Corporation, which is a wholly owned subsidiary of Tennessee Gas Pipeline Company and which is one of two equal partners in the Kern River Gas Transmission Company (Kern River).
      Under the terms of the Stock Purchase Agreement, Questar Pipeline is obligated to pay $226.2 million. Williams Western Pipeline Company, the entity within The Williams Companies, Inc., that is the second partner in Kern River, has 30 days from September 8, 1995, in which to match the bid offered by Questar Pipeline. The closing of the transaction is also dependent on obtaining the necessary clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

Item 7.  Financial Statements and Exhibits.

      (a)  Exhibits.
      Exhibit No.Exhibit

        10.15 Stock Purchase Agreement dated September 8, 1995, between Questar Pipeline Company and Tennessee Gas Pipeline Company. (The exhibits to the Agreement are not attached, but are available upon request.)

        99.      Press release issued on September 8, 1995.



                               SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                 QUESTAR CORPORATION
                                     (Registrant)



September 8, 1995                By /s/W. F. Edwards
    (Date)                          W. F. Edwards
                                    Senior Vice President and
                                    Chief Financial Officer